Exhibit 10.1

DEVELOPMENT LOAN AGREEMENT

This Development Loan Agreement (“Agreement”) is made and entered into effective as of January 21, 2021 (the “Effective Date”), among BOKF, NA dba Bank of Albuquerque (the “Lender”); and Mountain Hawk West Development Company LLC, a New Mexico limited liability company (the “Borrower”), with reference to the following:

(a)           Borrower has requested that Lender lend to Borrower up to Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00), to partially finance Borrower’s development of approximately 87 residential Lots (defined below) within the Hawksite Subdivision on the real property more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Mortgaged Property”).

(b)           Subject to the terms, provisions, covenants and agreements hereinafter set forth, Lender has agreed to make the requested extension of credit.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and the loan to be made hereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

1.             LENDING AGREEMENT: Subject to the terms, provisions, covenants and agreements set forth in this Agreement, Lender agrees to lend to Borrower, and the Borrower agrees to borrow from Lender, up to the principal sum of Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00), to be used by Borrower for the purposes of: (a) paying contractors, mechanics, materialmen, and suppliers pursuant to the terms of contracts for services in fact performed and materials purchased for and either incorporated into the development of the Mortgaged Property or suitably stored on the Mortgaged Property for later incorporation (such development work and the Mortgaged Property are hereinafter collectively referred to as the “Development”); (b) reimbursing Lender for reasonable expenses incurred by Lender pursuant to this Agreement; and (c) paying other reasonable costs that are incidental or related to the cost of completing or financing the Development to the extent included in the Development Budget (defined below).

2.             BORROWER’S NOTE: The loan shall be evidenced by a Non-Revolving Line of Credit Promissory Note (the “Note”) in the principal amount of Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00), which Note shall bear interest at the rate specified in the Note.

3.             COLLATERAL SECURITY: The performance of all covenants and agreements contained in this Agreement and in the other documents executed or delivered as a part of this transaction and the payment of the Note shall be secured as follows:

3.1.          Security Documents Covering Mortgaged Property: Borrower will grant to Lender a first-lien mortgage covering all of the Mortgaged Property and a security interest in all personal property relating to such Mortgaged Property and owned by Borrower, which mortgage lien and security interest are evidenced by a Mortgage, Security Agreement and Financing Statement dated the same day as this Agreement made by Borrower in favor of Lender (the “Mortgage”).

3.2.          Hazardous Substances Indemnification Agreement: Borrower and Guarantor shall sign and deliver to Lender a Hazardous Substances Indemnification Agreement in the form required by Lender (the “HSIA”).

3.3.          Guaranty: AMREP Southwest Inc. (the “Guarantor”) shall sign and deliver to Lender a Guaranty Agreement in the form required by Lender (the “Guaranty”).

3.4.          Collateral Assignment of Contracts: The Borrower shall assign to Lender and grant a security interest to Lender in all contracts with contractors, architects and engineers (the “Assignment”).

3.5.          Additional Documents: Borrower shall also sign and deliver such Closing Certificates, Lien Affidavits, Closing Statements and other documents that Lender may reasonably request (collectively, the “Additional Documents”). Further, any and all collateral documents executed by Borrower in favor of Lender as security for any indebtedness of Borrower to Lender shall also expressly secure Borrower’s obligations hereunder and under the Note and all documents that secure payment of the Note.

4.             CONDITIONS OF LENDING: The obligation of Lender to perform this Agreement and to make an initial or any future advance or extension of credit hereunder is subject to the performance and existence of the following conditions precedent:

4.1.          No Events of Default: There shall not have occurred and be continuing any Event of Default, and the representations and warranties set forth in the Loan Documents shall be true and accurate in all material respects.

4.2.          Loan Documents: This Agreement, the Note, the Mortgage, the Assignment, the Guaranty, the HSIA, and the Additional Documents (collectively, the “Loan Documents”) shall be duly authorized, executed and delivered to Lender.

4.3.          Recording of Security Documents: The Mortgage and a Uniform Commercial Code Financing Statement naming Borrower as debtor and Lender as secured party shall be recorded in the appropriate county or state offices.

4.4.          Title Evidence: Borrower shall provide to Lender a loan policy of title insurance with pending disbursements clause, issued by a title insurance company acceptable to Lender (the “Title Company”), evidencing that Borrower has good and indefeasible fee simple title to the Mortgaged Property and that the Mortgage constitutes a valid first mortgage lien on the Mortgaged Property, subject only to those matters waived by Lender. The title policy shall not include an exception based upon mechanics’ and materialmen’s liens. The premiums for the title policy shall be paid by Borrower.

4.5.          Appraisal: Borrower shall pay for an independent appraisal evaluation of the Mortgaged Property by an appraiser selected and approved by Lender, which appraisal must comply with the standards set forth by the Comptroller of the Currency of National Banks.

4.6.          Survey or Plat: Borrower shall deliver to Lender and the Title Company a plat of the Mortgaged Property in a form which is acceptable to Lender and the Title Company and will enable the issuer of the required loan policy of title insurance to delete all survey exceptions.

4.7.          Insurance: Borrower shall obtain and maintain the insurance required to be maintained by the Mortgage.

4.8.          Zoning and Use: If requested by Lender, Borrower shall furnish Lender satisfactory evidence that the Mortgaged Property is presently zoned for its intended use and that the Mortgaged Property is in full compliance with all municipal ordinances, codes, rules or regulations.

4.9.          Permits: Borrower shall obtain and deliver to Lender copies of all permits required to commence, and thereafter to continue, work on the Development or any part thereof, including, without limitation, permits issued by the City of Rio Rancho, New Mexico.

4.10.        Cost Breakdown and Budget: The Borrower shall submit, for approval by Lender, complete plans for the Development and a detailed cost breakdown and budget of the work entailed in the Development showing the total costs involved (both direct and indirect) (collectively, the “Development Budget”), which approval shall not be unreasonably withheld or delayed. Following approval by Lender, the Development Budget shall not be changed in any material respect without the prior written consent of Lender.

4.11.        Existence and Authority: If requested by Lender, Borrower shall provide to Lender true and correct copies of the documents that created and evidence Borrower and all amendments thereto including: (i) filed Articles of Organization and Certificate of Organization from the New Mexico Secretary of State (“NMSOS”); (ii) a Certificate of Good Standing issued by the NMSOS; (iii) authorization from Borrower to enter into this agreement, and any other Loan Documents required by Lender in connection with this Agreement; and (iii) the operating agreement of Borrower and all amendments thereto.

4.12.        Cash Equity. In addition to any other equity or loan to value requirements Borrower shall have provided evidence reasonably satisfactory to Lender that Borrower has invested cash equity in the Development, as determined by Lender, of not less than fifteen percent (15%) of the “as completed” appraised value of the Development as of the date of the initial advance under the Note. Borrower’s equity in the Mortgaged Property, including without limitation its investment in the offsite infrastructure supporting the Mortgaged Property, shall be included in any calculation of the cash equity required by this Section 4.12.

4.13.        Loan Commitment Fee: At the time the Note is signed, Borrower shall remit to Lender a fully earned, non-refundable loan commitment fee of $13,500.00.

5.             REPRESENTATIONS AND WARRANTIES: In addition to all other representations and warranties of Borrower to Lender, Borrower represents and warrants that:

5.1.          Existence; Compliance with Law: Borrower (i) is duly organized or formed, as applicable, validly existing and (if relevant) in good standing under the laws of the jurisdiction of its organization or formation, as the case may be, (ii) has the limited liability company power and authority and the legal right, to own and operate its property and assets, to lease the property and assets it leases and causes to be operated as lessee, and to conduct the business in which it is currently engaged under the governmental requirements of each jurisdiction in which it owns, leases and/or operates its property or assets, (iii) is duly qualified as a foreign limited liability company, and (if relevant) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or assets or the conduct of its business requires such qualification, (iv) is in material compliance with its applicable organizational documents, and (v) is in compliance with all governmental requirements, except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Borrower.

5.2.          Entity Power; Authorization; Enforceable Obligations: Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder, and has taken all necessary limited liability company or other action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of Borrower. This Agreement constitutes, and each other Loan Document upon execution shall constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.3.          No Legal Bar: The execution, delivery and performance of this Agreement, the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof shall not violate any governmental requirement or any contractual or other obligation of Borrower and shall not result in, or require, the creation or imposition of any lien on any of Borrower’s assets, properties or revenues pursuant to any governmental requirement or any such contractual or other obligation (other than the liens created by the Loan Documents). No governmental requirement or contractual or other obligation applicable to Borrower or Borrower’s properties or assets could reasonably be expected to have a material adverse effect on Borrower. No performance of a contractual or other obligation by Borrower, either unconditionally or upon the happening of an event, would result in the creation of a lien (other than a permitted lien) on the property, assets or revenues of Borrower.

5.4.          No Conflicting Agreements: There is no provision of any existing agreement, mortgage, indenture, instrument, document or contract binding on Borrower or affecting any property or asset of Borrower, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

5.5.          Ownership of Properties; Liens: Borrower has good and indefeasible title to the Mortgaged Property, and the Mortgaged Property is not subject to any deed of trust, mortgage, pledge, security interest, encumbrance, lien or charge of any kind, excluding only: (a) deposits to secure payment of worker’s compensation (if any), unemployment insurance and other similar benefits; (b) liens for property taxes not yet due; (c) statutory liens, against which there are established reserves in accordance with generally accepted accounting principles, and which arise in the ordinary course of business and secure obligations of Borrower which are not yet due and not in default; (d) encumbrances in favor of Lender and (e) matters reflected in the loan policy of title insurance.

5.6.          Financial Condition: The financial statements, information and materials of Borrower heretofore delivered to Lender fairly and accurately present in all material respects Borrower’s consolidated financial condition (including its assets and liabilities) as of the date or dates thereof (subject, in the case of the interim financial statements, to normal year-end adjustments and the absence of notes), and there have been no material adverse changes in Borrower's financial condition or operations since the date or dates thereof. Borrower does not currently have material guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, which are not reflected in the most recent financial statements, information and materials referred to in this section.

5.7.          Licenses, Permits, Etc.: Borrower possesses or will possess prior to the commencement of construction and construction of each subsequent phase of the Development, all licenses, permits, consents, approvals, franchises and intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other person) which are necessary for the completion of the Development, except for those licenses, permits, consents, approvals, franchises and intellectual property the failure of which to possess could not reasonably be expected to have a material adverse effect on Borrower. Borrower is not in violation in any material respect of the terms under which it possesses any such licenses, permits, consents, approvals, franchises and intellectual property or the right to use such licenses, permits, consents, approvals, franchises and intellectual property.

5.8.          Contractual Default: Borrower is not in default under or with respect to any of their respective contractual obligations in any respect that could reasonably be expected to have a material adverse effect on Borrower.

5.9.          No Change: Since January 1, 2020, there has been no development or event that has had or could reasonably be expected to have a material adverse effect on the Mortgaged Property or Borrower.

5.10.        Litigation: There is no litigation, investigation or proceeding of or before any arbitrator, mediator or any governmental authority or, to Borrower’s knowledge, threatened by or against Borrower or against any of any Borrower’s assets, properties or revenues: (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby, or (b) that could reasonably be expected to have a material adverse effect on the Mortgaged Property or Borrower.

5.11.        Employee Retirement Income Security Act of 1994 (ERISA): Other than as disclosed in the filings of AMREP Corporation made to the Securities and Exchange Commission, (a) Borrower has not incurred any “accumulated funding deficiency” within the meaning of Section 302(a)(2) of ERISA as amended from time to time with respect to any employee pension or other benefit plan or trust maintained by or related to Borrower, and Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation (PBGC) as established pursuant to Section 4002 of ERISA in connection with any such plan, and (b) no reportable event described in Sections 4042(a) or 4043(b) of ERISA with respect to any such plan has occurred.

5.12.        Insurance: All policies of insurance of any kind or nature of any Borrower, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, if and as applicable, are in full force and effect as of the date of this Agreement and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of Borrower. Borrower has not been refused insurance for any material coverage for which it has applied or has had any policy of insurance terminated (other than at Borrower’s request).

5.13.       Taxes: Borrower has timely filed or requested appropriate extensions (or caused to be timely filed or extended) all federal, state and other tax returns, reports and statements (collectively, “Tax Returns”) that are required to be filed by Borrower with the appropriate governmental authorities in all jurisdictions in which such Tax Returns are required to be filed; all such Tax Returns are true and correct in all material respects; Borrower has timely paid, prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, all taxes shown to be due and payable on said Tax Returns or on any assessments made against Borrower or any of Borrower’s properties or assets, and all other taxes, fees or other charges imposed on Borrower or any of Borrower’s properties or assets by or otherwise due and payable to any governmental authority (other than any for which the amount or validity of which are currently being contested in good faith by appropriate proceedings); and no tax lien has been filed against the property or assets of Borrower and, to Borrower’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge. No Tax Return is under audit or examination by any governmental authority and no notice of such an audit or examination or any assertion of any claim for taxes has been given or made by any governmental authority. Proper and accurate amounts have been withheld by Borrower (if and to the extent any such withholdings are so required) for all periods in full and complete compliance with the tax, social security, health care and unemployment withholding provisions of applicable governmental requirements, and such withholdings (if any) have been timely paid to the respective governmental authorities. Borrower (i) does not intend to treat the Loan or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4), and (ii) is not aware of any facts or events that would result in such treatment. Due to Borrower’s date of organization, Borrower has not yet filed any Tax Returns.

5.14.        Margin Regulations: No part of the proceeds of the Loan shall be used for buying or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U (as defined within the applicable governmental requirements promulgated by the applicable governmental authorities from time to time) as now and from time to time hereafter in effect or for any purpose that violates the provisions of any governmental authority. If requested by Lender, Borrower shall furnish to Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

5.15.        Investment Company Act: Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any governmental requirement which limits its ability to incur Indebtedness, other than Regulation X (as defined within the applicable governmental requirements promulgated by the applicable governmental authorities from time to time).

5.16.        Patriot Act: Borrower and its affiliates are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loan shall be used, directly or indirectly, for any payments to any (i) governmental authority’s officials or employees, (ii) political party, (ii) official of any political party, (iv) candidate for political office, or (v) anyone other person acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.17.        OFAC: None of Borrower or any affiliate of any Borrower: (a) is a sanctioned person; (b) owns assets in sanctioned entities; or (c) derives any of its operating income from investments in, or transactions with sanctioned persons or sanctioned entities. None of the proceeds of any Loan shall be used or have been used to fund any operations in, finance any investments or activities in, or make any payments to, a sanctioned person or a sanctioned entity.

5.18.        No Default: No Event of Default has occurred and is continuing.

5.19.        Adverse Circumstances: To Borrower’s knowledge, neither the business nor any property or asset of any Borrower is presently affected by any fire, explosion, accident, strike, lockout, or other dispute, embargo, act of God, act of public enemy or terrorism, or similar event or circumstance, nor has any other event or circumstance relating to any Borrower's business, affairs, properties or assets occurred, any of which could have a material adverse effect on Borrower.

5.20.        Accuracy of Information: To Borrower's knowledge, all factual information provided to Lender in connection with the Loan evidenced by the Note is and shall be true, accurate and complete in all material respects on the date as of which such information was delivered to Lender and was not and shall not be incomplete by the omission of any material fact necessary to make such information not misleading, provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, Borrower only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.21.        Environmental: To Borrower’s knowledge, the conduct of Borrower's business operations and the condition of Borrower's properties or assets owned, operated or managed by Borrower does not violate any Environmental Law (as defined in the HSIA between Borrower and Lender of even date herewith). Borrower has not received notice of, nor, to Borrower’s knowledge are there presently existing, any judicial, administrative, arbitral or other proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law or any environmental permit to which any Borrower is, or to Borrower’s knowledge, shall be, named as a party that is pending or, to any Borrower’s knowledge, threatened. Borrower has not received any written request for information, or been notified that any Borrower is a potentially responsible party under or relating to any Environmental Law. Borrower has not entered into or agreed to any consent decree, order, or settlement or other agreement or undertaking, and Borrower is not subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law. Borrower has not assumed or retained, by contract, operation of law or otherwise, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law. Borrower has made available to Lender copies of all significant reports, correspondence and other documents, if any, in its possession, custody or control regarding compliance by Borrower with, or potential liability of Borrower under, Environmental Laws or environmental permits.

5.22.        Compliance with Laws: To Borrower’s knowledge, Borrower is presently in compliance in all material respects with all applicable governmental requirements to which Borrower, or any of Borrower's assets or properties, is subject, except where the failure to so comply could not reasonably be expected to have a material adverse effect on Borrower.

5.23.        Solvency; Compliance with Financial Covenants: Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith shall be and shall continue to be, solvent.

5.24.        Availability of Utility Service: All utility services necessary for the maintenance and use of the Mortgaged Property are or will be available to the Mortgaged Property, including water supply, storm and sanitary sewer facilities, electric and gas utilities and cable television lines.

5.25.        No Commencement of Work: Prior to recordation of the Mortgage, no work of any kind incident to the Development (other than design and engineering work) shall have commenced, no equipment or material shall have been delivered to or stored upon the Mortgaged Property for any purpose whatsoever, and no contracts (or memorandum or affidavit thereof) for the supplying of labor or materials for the Development nor affidavit of commencement of construction shall have been recorded in the real property records of the county in which the Mortgaged Property is located.

5.26.        Continuation of Representations and Warranties; Borrower’s Knowledge: All representations and warranties made under this Agreement shall be deemed to be made at and as of the closing date and each funding date. Whenever used in this Agreement, the phrase “to Borrower’s knowledge” means to the actual knowledge of Borrower’s President as of the Effective Date, without independent inquiry and without review of any files.

6.             BORROWER’S AFFIRMATIVE COVENANTS: Until payment in full of the Note and performance of all obligations owing to Lender under this Agreement and the instruments executed pursuant hereto, unless the Lender shall otherwise consent in writing, Borrower agrees to perform or cause to be performed the following:

6.1.          Performance of Obligations: Borrower will promptly and punctually perform all of the obligations hereunder, and under all other instruments executed or delivered pursuant thereto and under the terms of any other contract or agreement entered into by the Borrower in connection with the Development.

6.2.          Financial Information: Borrower will maintain adequate and accurate books and records of account. Lender shall have the right to examine and copy such books and records, including all books and records relating to the Development, to discuss the affairs, finances and accounts of Borrower and to be informed as to the same from time to time as Lender might reasonably request. Borrower will provide Lender with: (a) quarterly unaudited and without footnotes financial statements within sixty (60) days of each quarter end, beginning with the quarter ending January 31, 2021; and (b) annual unaudited and without footnotes financial statements within one hundred twenty (120) days of fiscal year end. All financial information provided to Lender will be in form and content acceptable to Lender in its sole discretion.

6.3.          Notification of Liens: Other than items identified in the title policy required hereunder, Borrower will notify Lender of the existence or asserted existence of any mortgages, pledge, lien, charge or encumbrance on the Mortgaged Property, personal or real, tangible or intangible, forthwith upon Borrower’s obtaining knowledge thereof, excluding only: (a) encumbrances in favor of Lender; (b) deposits to secure payment of worker’s compensation, unemployment insurance and similar benefits; (c) statutory liens arising in the ordinary course of Borrower’s business which secure current obligations of Borrower which are not in default.

6.4.          Payment of Taxes: All taxes, assessments and governmental charges or levies imposed on the Borrower or on Borrower’s assets, income or profits, will be paid prior to delinquency. Notwithstanding the foregoing, the Borrower shall not be required to pay any tax, assessment, charge or levy which is being contested in good faith by proper proceedings; provided, however, at any time after a tax lien, of any type, is filed or notice thereof is received, upon request of Lender, Borrower shall deposit with Lender the amount so contested and unpaid together with all interest that may or might be assessed or be a charge on the Mortgaged Property or any part thereof.

6.5.          Lender’s Access: Upon one (1) business day’s written notice, Borrower will, during normal business hours and as often as Lender may reasonably request but not exceeding once per month during the term of this Agreement so long as Borrower is not in default hereunder, permit any of Lender’s officers or any authorized representatives of Lender to visit and inspect the Development, to enter upon the Mortgaged Property, to inspect the Development progress thereof and all materials to be used in the Development, and to examine the current plans and specifications.

6.6.          Compliance with Laws: Borrower will comply with all statutes, laws, rules and regulations in all material respects to which the Borrower is subject or by which its properties are bound or affected, including, without limitation, (a) ERISA; (b) those pertaining or relating to environmental standards and controls; (c) those pertaining to occupational health and safety standards (d) those pertaining to equal employment and credit practices and civil rights, and (e) those pertaining to the ownership, operation and use of the Development.

6.7.          Maintenance: Borrower will maintain its existence, remain in good standing in each jurisdiction in which it is required to be qualified or licensed, maintain all franchises, permits, intellectual properties and licenses necessary or useful in the operation of its business heretofore operated and as to be operated as contemplated hereby, and Borrower will maintain or cause to be maintained its properties in good and workable condition, repair, and appearance, and protect the same from deterioration, other than normal wear and tear, at all times.

6.8.          Further Assurances: Borrower will, from time to time, promptly cure any defects or omissions in the execution and delivery of, or the compliance with the Loan Documents, or the conditions described herein, including the execution and delivery of additional documents reasonably requested by Lender.

6.9.          Events with Respect to ERISA: As soon as possible and in any event within thirty (30) days after Borrower knows or has reason to know that any reportable event described in Sections 4042(a) or 4043(b) of ERISA with respect to any employee pension or other benefit plan or trust maintained by or related to Borrower has occurred, or that PBGC has instituted or will institute proceedings under ERISA to terminate any such plan, Borrower will deliver to Lender (a) a certificate of an officer of Borrower setting forth details as to such event and the action which Borrower proposes to take with respect thereto, and (b) a copy of any notice delivered by PBGC evidencing its intent to institute such proceedings. For all purposes of this covenant, Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the plan administrator of such plan under ERISA. Borrower will furnish to Lender (or cause such plan administrator to furnish to Lender) the annual report for each plan covered by ERISA maintained by or related to Borrower as filed with the Secretary of Labor not later than ten (10) days after the receipt of a request from Lender in writing for such report.

6.10.        Other Notifications: Borrower will notify Lender as soon as practicable, but in any event within five (5) business days after Borrower knows or has reason to know that any of the following has occurred: (a) an Event of Default; (b) any material adverse change in the nature of or property comprising the Mortgaged Property; and (c) any change in the accounting practices and procedures of Borrower, including a change in the financial conditions, business or operations of Borrower.

6.11.        Compliance with Organizational Documents: Borrower shall timely perform all of its responsibilities and obligations under the Borrower’s Articles of Organization, Operating Agreement and any other documents now or hereafter evidencing Borrower.

6.12.        Completion of Development: Borrower shall complete the work of the Development on or before April 21, 2023.

6.13.        Regulatory Compliance: Borrower shall at all times cause the Development to remain in full compliance with all required equity thresholds and capital retention obligations set forth in Part 217 of Chapter II of title 12 of the Code of Federal Regulations (HVCRE regulations) such that the Development would not, in the determination of Lender need to be classified as High Volatility Commercial Real Estate.

6.14.        Continuity of Construction: Borrower shall prosecute with diligence and continuity the construction of the work and improvements and will not suspend or cease construction for a period longer than thirty (30) days. Borrower’s obligation under this provision shall be subject to exception due to events of Force Majeure Delay. "Force Majeure Delay" shall mean a delay in progress of construction due to weather, act of God, unavailability or shortage of labor or materials, national emergency, fire or other casualty, natural disaster, war, delays or actions of governmental authorities or utilities, riots, acts of violence, labor strike, injunctions in connection with litigation, or other cause which is not within the reasonable control of Borrower. Force Majeure Delay does not include the failure to order and obtain materials in a timely fashion for the continuous development of the Development and does not include financial difficulties of the Borrower.

7.             BORROWER’S NEGATIVE COVENANTS: Until payment in full of the Loan and unless Lender shall otherwise consent in writing, Borrower will not perform or permit to be performed any of the following acts:

7.1.          Creation or Existence of Liens: Borrower shall not create, assume or suffer to exist any mortgage, pledge, lien, charge or encumbrance on the Mortgaged Property without the prior approval of Lender, excluding only: (a) encumbrances in favor of the Lender; (b) deposits to secure payment of workmen’s compensation, unemployment insurance and similar benefits; (c) statutory liens, against which there are established reserves in accordance with generally accepted accounting principles, and which arise in the ordinary course of Borrower’s business and secure current obligations of Borrower which are not in default; (d) liens for property taxes not yet due; and (e) such matters reflected in the mortgagee policy of title insurance and in the Mortgage. Lender understands and approves Borrower recording on the Mortgaged Property: (i) one or more Final Plats (as defined below) of the Mortgaged Property which may contain grants of easements, dedications of right-of-way and other encumbrances necessary to create the subdivided Lots (as defined below); (ii) one or more Supplemental Declarations of Covenants, Conditions and Restrictions bringing the Mortgaged Property into the Lomas Encantadas Master Homeowners Association, Inc. and Subsidiary Declarations associated therewith; and (iii) one or more Notices of Levy in connection with the Lomas Encantadas Public Improvement District.

7.2.          Transfer of Mortgaged Property: Borrower shall not sell, transfer or convey all or any portion of the Mortgaged Property except as permitted by this Agreement; and the Borrower shall not transfer, whether voluntarily or involuntarily, sell or assign more than 50% of the ownership interest of Borrower without the prior consent of Lender. If Borrower transfers, whether voluntarily or involuntarily, sells or assigns any of the ownership interest of Borrower, Borrower will give written notice to Lender of the percentage of ownership interest transferred, sold or assigned and the parties to whom the ownership interest was transferred, sold or assigned within ten (10) days of the effective date of the transfer, sale or assignment.

7.3.          Use of Loan Proceeds: Borrower shall not use or permit any related person, association or entity to use any funds advanced to Borrower under this Agreement to (a) defray living expenses, (b) anticipate profit, or (c) defray any other items not directly connected with the costs of the Development and payable to unrelated third parties.

7.4.          Modification of Organizational Documents: Borrower shall not participate in, suffer or permit the material amendment, modification, restatement, cancellation or termination of any document now or hereafter evidencing Borrower, including, without limitation, the Borrower’s Articles of Organization or Operating Agreement, without the prior consent of Lender, which consent will not be unreasonably withheld.

7.5.          Limitation on Distributions: Except as otherwise provided herein, and if no Default or Event of Default has occurred and is continuing, Borrower may make distributions of cash or property to its partners or otherwise make distributions on the account of equity interests in the Borrower, provided, however, that no such distribution would (a) cause Borrower to be in default of any covenant contained herein or in the Loan Documents, or (b) cause Borrower’s net equity investment in the Development, as determined by Lender, to be less than fifteen percent (15%).

8.             ADMINISTRATION OF LOAN: NOTWITHSTANDING ANY LANGUAGE IN THIS AGREEMENT SEEMINGLY TO THE CONTRARY, BORROWER SHALL NOT BE ENTITLED TO ANY DISBURSEMENT OF LOAN PROCEEDS HEREUNDER UNLESS AND UNTIL BORROWER HAS SATISFIED ALL OF THE CONDITIONS OF LENDING SET FORTH THIS AGREEMENT. LENDER SHALL MAKE DISBURSEMENTS UNDER THE LOAN IN THE FOLLOWING MANNER:

8.1.          Purpose: The principal sum to be disbursed under the Note shall be used only to pay development costs as shown in the Development Budget (the “Development Costs”).

8.2.          Compliance with Development Budget: Notwithstanding any language in this Agreement seemingly to the contrary, all disbursements under this Agreement and the Note shall be made in accordance with the Development Budget. Deviations from the Development Budget must be approved in advance in writing by Lender, which approval shall not be unreasonably withheld. The Development Budget will be monitored monthly on a category-by-category basis. If Development Costs in an individual category exceed the amount budgeted therefore (plus ten percent (10%) thereof as contained in the contingency line item) in the Development Budget, then Borrower shall pay from sources other than the Loan the entire excess, unless a budgetary savings in the same or greater amount is realized in a different category as reasonably determined by Lender.

8.3.          Request for Funds: Borrower shall deliver to Lender a request for funds (a “Request for Funds”) stating the amount of disbursement requested under the Note. The Request for Funds shall be made on the AIA form G702 Application and Certificate for Payment, and as applicable, an AIA form G703 Continuation Sheet and shall be delivered to Lender at least five (5) business days before the requested date of disbursement, properly completed and signed by Borrower’s contractor and reviewed by Huitt-Zollars, Inc. (the “Engineer/Inspector”). At the option of Lender, all Requests for Funds shall be supported by copies of bills or statements for all expenses for which a disbursement is requested. Borrower agrees that Lender may disburse automatically from the Loan an amount sufficient to pay each payment of interest required by the Note, on its due date or any date thereafter as Lender may choose, provided that such payment of interest has not been theretofore paid by Borrower.

8.4.          Information: The Request for Funds shall be accompanied by:

8.4.1.        a Development Budget spreadsheet detailing the requested disbursement and remaining balance to fund;

8.4.2.        if Lender requires, a list of Hard Costs, broken down by subcontractor, to be paid from the requested disbursement and copies of all invoices for each Hard Cost item in excess of Five Thousand and No/100 Dollars ($5,000). “Hard Costs” are all of the costs for the visible improvements, including without limitation grading, excavation, concrete, sidewalks, roads, utilities, and landscaping;

8.4.3.        a list of Soft Costs to be paid from the requested disbursement and copies of the invoices for each Soft Cost item in excess of Five Thousand and No/100 Dollars ($5,000). “Soft Costs” are all costs that are not Hard Costs;

8.4.4.        copies of all current and pending change orders (AIA Form G701 or equivalent);

8.4.5.        copies of executed conditional lien waivers from the general contractor for the current disbursement. In cases where the general contractor is owned/controlled by the Borrower, conditional lien waivers for the current disbursement are required for each major subcontractor;

8.4.6.        copies of executed unconditional lien waivers from the general contractor for previous disbursements. In cases where the general contractor is owned/controlled by the Borrower, unconditional lien waivers for previous disbursements are required for each major subcontractor;

8.4.7.        if requested by Lender, a report by the Engineer/Inspector which shall specify the estimated percentage of completion of the Development, together with detailed comments on the specific work performed since the date of the last report rendered to Lender;

8.4.8.        an endorsement to the title insurance policy, extending the effective date of the policy to the date of the endorsement, showing no liens of record or additional encumbrances not acceptable to the Lender, and increasing the effective amount of the coverage to the total amount outstanding under the Note;

8.4.9.        unless provided with a previous Request for Funds, a copy of the permit applicable to the work covered by the Request for Funds issued by the City of Rio Rancho, New Mexico or other governmental authority; and

8.4.10.      Such other information as Lender may reasonably request.

8.5.          Lender’s Inspection: Lender shall engage the Engineer/Inspector, at Borrower’s sole cost and expense, to review each Request for Funds and make an examination of the Development for the benefit of Lender prior to Lender making any advance. Regardless of inspections by the Engineer/Inspector or Lender’s representatives, Lender shall have no responsibility, obligation or liability to Borrower or any other individual or entity based on, arising from or relating to any such inspections, and Borrower shall at all times have exclusive control over work on the Development and sole responsibility for compliance with all governmental, quasi-governmental and private laws, ordinances, rules, regulations, codes, covenants, restrictions, easements and other matters which control, burden, apply to or otherwise affect the Mortgaged Property and/or the Development.

8.6.          Disbursements: The Lender shall, on the date the requested advance is to be made or as soon thereafter as all conditions precedent to such advance have been satisfactorily met in all material respects, deposit into an account at Lender designated by Borrower such advance. Advances under the Note may, at the option of the Lender, be recorded on the Note and/or by deposits to the foregoing account, and such records shall be conclusive evidence of all advances made under the Note. Notwithstanding the foregoing disbursement procedure, upon the occurrence of an Event of Default (defined below), the Lender may, at its discretion, until such Event of Default is cured or for so long as required by the title company issuing the loan title insurance required hereunder, make disbursements to itself for all sums payable by Borrower to Lender, make disbursements to the appropriate taxing authority to pay all unpaid taxes, make payments directly to insurers for all premiums due on insurance policies required hereunder, and make all other disbursements to a title company escrow account, and such title company will draw checks on such account for payment of the items approved by Lender. Any expense incurred because of the disbursement through a controlled title company escrow account shall be paid by Borrower.

8.7.          Development Budget Overrun: In the event the Lender determines, at any time, that the total cost of completing the Development free of liens and encumbrances, other than those in favor of the Lender contemplated hereby will, in the reasonable judgment of the Lender, exceed the available and undisbursed balance of the loan described herein, the Lender may cease making advances and/or require further security for the payment of the indebtedness evidenced by the Note by requiring the Borrower to post additional collateral satisfactory to Lender, and/or by requiring Borrower to make cash deposits with Lender to be held in an account with Lender sufficient in amount to cover such estimated excess cost of completing the Development. For the purpose of this paragraph, the cost of completion shall be deemed to include, without limitation the following: costs of labor and materials, site and off-site improvements, amounts paid to contractors, landscaping, professional fees, taxes on the Mortgaged Property, premiums for bonds, if any, survey costs, appraisal fees, recording costs, interest on the Note, all amounts reimbursable to the Lender for reasonable expenses incurred hereunder, and the costs of all items necessary to the proper completion of the Development.

8.8.          Termination of Advances: At the option of the Lender, monthly advances shall not be made unless: (a) the Loan Documents are in full force and effect; and (b) an Event of Default does not exist and would not exist but for the giving of notice or the passage of time under the terms of the Loan Documents.

9.             [RESERVED]

10.           DEFAULT: The Events of Default listed in the Mortgage are incorporated in this Agreement by reference and made a part of this Agreement and shall constitute “Events of Default” hereunder and under each of the other Loan Documents executed pursuant to this Agreement. In addition, the failure by Guarantor to provide the financial statements required by the Guaranty within thirty (30) days from the date of written notice from Lender or the failure by Guarantor to maintain the net worth required by the Guaranty shall each be an “Event of Default” under this Agreement and under each of the other Loan Documents.

11.           REMEDIES: Upon the occurrence of an Event of Default and continuation thereof and the failure by Borrower to cure such Event of Default after such notice of the Event of Default and such opportunity to cure the Event of Default as may be required by the Mortgage, Lender may, at its option:

11.1.        Acceleration of the Note: Declare the Note to be immediately due and payable whereupon the Note shall become forthwith due and payable without presentment, demand, protest or further notice of any kind, and the Lender shall be entitled to proceed simultaneously or selectively and successively to enforce its rights under the Note, this Agreement and any of the Loan Documents executed pursuant to the terms hereof, or any note or all of them. Nothing contained herein shall limit Lender’s rights and remedies available under applicable laws.

11.2.        Selective Enforcement: In the event the Lender shall elect to selectively and successively enforce its rights under any of the Loan Documents, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security instrument securing payment of the Note until such time as the Lender shall have been paid in full all sums advanced under the Note. The foreclosure of any lien provided pursuant to this Agreement without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Lender might obtain as a result of such elective and successive foreclosure.

12.           GENERAL PROVISIONS: Lender and Borrower further agree as follows:

12.1.        Expenses: Borrower agrees to pay all reasonable fees, expenses and charges in respect to the Loan contemplated by this Agreement, including, without limiting the generality thereof, the following: reasonable fees and expenses of counsel employed by Lender in connection with drafting and negotiating documents and closing of the Loan up to $4,000, plus New Mexico Gross Receipts Tax, and all reasonable fees and expenses of counsel employed by Lender in regard to any litigation arising out of or relating to this transaction in which Lender is the prevailing party; title insurance premiums and all expenses incidental to title insurance and title evidence; recording and filing fees; reasonable fees and expenses of any appraiser who appraises the Mortgaged Property for Lender limited, in the absence of an Event of Default, to not more than twice during the term of the Loan; reasonable fees and expenses of the environmental engineering firm which provides the required environmental assessment report to Lender at the closing of the Loan up to a maximum of two thousand dollars ($2,000.00) and any environmental assessment report required by federal law; reasonable fees and expenses of the Engineer/Inspector in connection with the construction phase of the Development; and other reasonable fees and expenses involved in the closing of this loan and the reasonable fees and expenses payable by Lender which are incidental to the enforcement or defense of this Agreement or any of the other Loan Documents.

12.2.        Notices: Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally via a national overnight delivery service or sent by registered or certified mail, postage prepaid, return receipt requested and addressed as listed below or to such other address as the party concerned may substitute by written notice to the other. All notices shall be deemed received: (i) on the date of delivery if personally delivered; (ii) on the day following timely deposit with an overnight delivery service; or (iii) within three (3) days (excluding Saturdays, Sundays and holidays recognized by national banking associations) after being mailed:

To Borrower:	Mountain Hawk West Development Company LLC
333 Rio Rancho Drive, Suite 202
Rio Rancho, New Mexico 87124
Attention: Vice President

To Lender:	BOKF, NA dba Bank of Albuquerque
100 Sun Avenue NE, Suite 500
Albuquerque, New Mexico 87109
Attention: Jordan Herrington, Sr. Vice President

12.3.        Amendment and Waiver: This Agreement may not be amended or modified in any way, except by an instrument in writing executed by both parties hereto; provided, however, Lender may, in writing: (a) extend the time for performance of any of the obligations of Borrower; (b) waive any Event of Default by Borrower; and (c) waive the satisfaction of any condition that is precedent to the performance of Lender’s obligations under this Agreement. In the event of Lender’s waiver of an Event of Default, such specific Event of Default shall be deemed to have been cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.

12.4.        Non-Waiver; Cumulative Remedies: No failure on the part of Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further right of exercise thereof. The remedies herein provided are cumulative and not alternative.

12.5.        Assignment: Neither this Agreement, nor the loan proceeds hereunder, shall be assignable by Borrower without the prior written consent of Lender.

12.6.       Applicable Law: THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANDOVAL, STATE OF NEW MEXICO, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND LENDER EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.

12.7.        Descriptive Headings: The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the terms hereof.

12.8.        Terms: As used in this Agreement the singular shall be deemed to include the plural and the plural shall be deemed to include the singular.

12.9.        Integrated Agreement: THIS AGREEMENT AND OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

12.10.      Time of Essence: Time is of the essence of this Agreement.

12.11.      Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. The obligations of Borrower under this Agreement are joint and several.

12.12.      Third Party Beneficiary: Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

12.13.      Right to Defend: Lender shall have the right, but not the obligation, at Borrower’s expense, to commence, to appear in or to defend any action or proceeding (initiated by a third party against Borrower) purporting to affect the rights or duties of the parties hereunder and in connection therewith pay out of the funds of the Loan all necessary expenses, including reasonable fees of counsel, if Borrower fails to so commence, appear in or defend any such action or proceeding with counsel satisfactory to Lender.

12.14.      Indemnification: Borrower agrees to indemnify, defend and hold Lender harmless from and against any loss, cost or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) caused by Borrower’s negligence, breach or wrongful actions arising out of or based upon the Loan Documents or the Loan, except and to the extent caused by Lender’s negligence, breach, wrongful actions, gross negligence or willful misconduct.

12.15.      Waiver of Jury Trial. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

12.16.      Joint and Several Obligations. If Borrower consists of more than one party, all representations, warranties, covenants, agreements and undertakings of such parties under this Agreement shall be deemed joint and several. Whenever the context requires, the representations, warranties, liabilities, covenants, agreements and undertakings contained in this Agreement shall be deemed to have been individually given by each of the parties constituting Borrower.

13.           PARTIAL RELEASES. From time to time, after the recording of the Final Plats (defined below) in the real property records of Sandoval County, New Mexico until the Maturity Date (defined in the Note), Lender shall release one or more Lots (defined below) from the lien of the Mortgage and from the UCC Financing Statement as provided in this Agreement. A request for release (a “Request”) must identify the Lot or Lots to be released and be made to Lender not less than five (5) Business Days prior to the requested release date. A “Business Day” is any day in which the Lender is open for business. The release price (the “Release Price”) for each thirty-five foot (35’) Lot shall be Thirty-Five Thousand Two Hundred Fifty and No/100 Dollars ($35,250.00) and the release price for each forty-five foot (45’) Lot shall be Forty-Eight Thousand Six Hundred Fifty and No/100 Dollars ($48,650.00). The Release Price must be delivered to the Lender in immediately available funds no later than 1:00 p.m. New Mexico time on the requested release date. In addition, Borrower has received approval for one or more preliminary plats for the Mortgaged Property from the City of Rio Rancho (the “City”), which plats the Lender has previously reviewed and approved (the “Lender Approved Preliminary Plats”) and which will become final plats (the “Final Plats”). Borrower will not materially change the Lender Approved Preliminary Plats without the prior written approval of Lender. Upon substantial completion of the Lots, Borrower shall record one or more Final Plats for the Mortgaged Property. Each Final Plat may contain land dedicated to the City or other governmental entity. To the extent any Final Plat contains land dedicated, granted or conveyed to a governmental entity, the Lender shall execute a partial release with regard to such land without charge. As used in this Agreement, the term “Lot” means a lot shown on the Lender Approved Preliminary Plats. Notwithstanding anything to the contrary contained in this Agreement or in any of the Loan Documents, Lender shall not be required or obligated to release any Lot if an Event of Default Exists or would exist but for the giving of notice or the lapse of time. Unless an Event of Default exists or would exist but for the giving of notice of the passage of time, the Release Price shall be applied to the outstanding principal balance of the Note.

14.           REAPPRAISAL. If, as determined in Lender’s reasonable discretion, there has been a material deterioration in the value of the Mortgaged Property, Lender shall be entitled, at the expense of Borrower, not more frequently than once every twelve (12) months, to obtain a re-appraisal of the Mortgaged Property. If such re-appraisal confirms a material deterioration in the value of the Mortgaged Property compared with the value shown in the previous appraisal on file with Lender, which deterioration causes Borrower to be in violation of any covenants contained in the Loan Documents, Lender may, at Lender’s option, require Borrower to make an additional payment of principal sufficient to bring Borrower into compliance with such covenants.

15.           WAIVER OF SET-OFF. Lender hereby waives all rights of set-off Lender has under New Mexico law or the Loan Documents against any and all deposits held by Lender in the name of Borrower. Lender does not waive any other rights or remedies of Lender under New Mexico law or the Loan Documents.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed effective as of (but not necessarily on) the day and year first above written.

“ BORROWER”:	MOUNTAIN HAWK WEST DEVELOPMENT COMPANY LLC,
a New Mexico limited liability company

	By	/s/ Carey A. Plant
Carey A. Plant, Vice President

“LENDER”:	BOKF, NA dba BANK OF ALBUQUERQUE

	By	/s/ Jordan Herrington
Jordan Herrington, Senior Vice President

EXHIBIT “A”
Legal Description

Tracts numbered Twenty-three (23) and Forty (40) of RIO RANCHO HAWKSITE, as the same are shown and designated on the Plat entitled, "PLAT OF RIO RANCHO HAWKSITE, A SUBDIVISION OF A PORTION OF UNPLATTED PROPERTY WITHIN UNIT 25, RIO RANCHO ESTATES, BEING A PORTION OF SECTION 8, 9 AND 17, TOWNSHIP 13 NORTH, RANGE 3 EAST, NEW MEXICO PRINCIPAL MERIDIAN, CITY OF RIO RANCHO, SANDOVAL COUNTY, NEW MEXICO”, filed in the office of the County Clerk of Sandoval County, New Mexico on February 24, 2004 in Vol. 3, Folio 2392-B (Rio Rancho Estates Plat Book No. 17, Page 16),

AND

That certain parcel of land, situated within Section 9, Township 13 North, Range 3 East, New Mexico Principal Meridian, Sandoval County, New Mexico, being a portion of Tract 38, and a portion of Talisman Road NE right-of-way, as shown on Plat of Rio Rancho Hawksite, filed for record on February 24, 2004, in Volume 3, Folio 2392B (Book 407, Page 5069, RRE Plat Book 17, Pages 16 through 19), Plat Records of Sandoval County, New Mexico, said parcel being more particularly described by Metes and Bounds as follows:

Commencing at a rebar with brass cap stamped “CSC PS12651” found for the northeast corner of Tract 38, being also the west line of Old NM State Road 44 (200 foot right-of-way); Thence S 12°17’09” E, with the west line of said Old NM State Road 44, a distance of 57.77 feet to a rebar with brass cap stamped “CSC PS12651” found at the beginning of a tangent curve to the left; Thence along said curve to the left, having an arc length of 743.70 feet, a radius of 2053.00 feet, a delta angle of 20°45’20”, with a chord bearing of S 22°39’49” E, for a chord distance of 739.64 feet to the Point of Beginning, and being the northeast corner of the herein described parcel;

Thence S 33°51’08” E, continuing with said west line, a distance of 58.11 feet to the southeast corner of the herein described parcel;

Thence S 55°57’33” W, leaving said west line, with the south line of the herein described parcel, a distance of 13.25 feet to the beginning of a tangent curve to the right;

Thence along said curve to the right, having an arc length of 209.97 feet, a radius of 343.00 feet, a delta angle of 35°04’28”, with a chord bearing of S 73°29’47” W, for a chord distance of 206.71 feet to the end of said curve;

Thence N 88°57’59” W, a distance of 1068.28 feet to the southwest corner of the herein described parcel;

Thence N 00°59’35” E, leaving said south line, with the west line of the herein described parcel, a distance of 68.00 feet to the beginning of a non-tangent curve to the left;

Thence along said curve to the left, having an arc length of 39.27 feet, a radius of 25.00 feet, a delta angle of 89°59’47”, with a chord bearing of N 46°02’08” E, for a chord distance of 35.35 feet to the end of said curve;

Thence N 01°02’14” E, a distance of 47.25 feet to the beginning of a tangent curve to the right;

Thence along said curve to the right, leaving said west line, said curve having an arc length of 132.50 feet, a radius of 75.00 feet, a delta angle of 101°13’13”, with a chord bearing of N 51°38’51” E, for a chord distance of 115.93 feet to the end of said curve; Thence S 77°44’33” E, with the north line of the herein described parcel, a distance of 201.96 feet to the beginning of a tangent curve to the left;

Thence along said curve to the left, having an arc length of 53.87 feet, a radius of 275.00 feet, a delta angle of 11°13’26”, with a chord bearing of S 83°21’16” E, for a chord distance of 53.78 feet to the end of said curve;

Thence S 88°57’59” E, a distance of 558.39 feet to the beginning of a tangent curve to the left;

Thence along said curve to the left, having an arc length of 25.27 feet, a radius of 75.00 feet, a delta angle of 19°18’11”, with a chord bearing of N 81°22’55” E, for a chord distance of 25.15 feet to the end of said curve;

Thence N 71°43’50” E, a distance of 20.61 feet to the beginning of a tangent curve to the right;

Thence along said curve to the right, having an arc length of 102.88 feet, a radius of 75.00 feet, a delta angle of 78°35’27”, for a chord bearing of S 68°58’27” E, for a chord distance of 95.00 feet to the end of said curve;

Thence S 31°21’36” E, a distance of 128.69 feet to an angle point in the north line of the herein described parcel;

Thence N 56°57’31” E, a distance of 140.00 feet to the Point of Beginning of the Parcel herein described.